Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Inca Global, Inc. (the Company ) on Form 10-K for the period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the Annual Report) and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Daniel Correa Phd., the Chief Executive Officer and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Annual Report and the results of operations of the Company for the periods covered by the Annual Report.

June 29, 2012

/ S / Daniel Correa PhD.
Daniel Correa PhD. Chief Executive Officer

/ S / Daniel Correa PhD.
Daniel Correa PhD. Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.